UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 01, 2024

Surrozen, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39635	30-1374889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Oyster Point Blvd Suite 400
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 489-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SRZN	The Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one-fifteenth of a share of Common Stock	SRZNW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Charles Williams as Chief Operating Officer

On February 1, 2024, Surrozen, Inc. appointed Charles Williams, our current Chief Financial Officer, to the concurrent position of Chief Operating Officer, effective as of February 1, 2024. Mr. Williams will continue to serve as our Chief Financial Officer, a position he has held since November 2020. Information regarding Mr. Williams, including his business experience, is set forth in Item 10. “Directors, Executive Officer and Corporate Governance - Executive Officers” of our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 31, 2023. There are no arrangements or understandings between Mr. Williams and any other person pursuant to which he was appointed Chief Operating Officer. There are no family relationships between Mr. Williams and any of our directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Williams has entered into our standard form of indemnification agreement, which is filed as Exhibit 10.8 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 17, 2021. In connection with Mr. Williams’ appointment as Chief Operating Officer, and as part of our annual compensation review, Mr. Williams’ annual base salary was increased to $465,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SURROZEN, INC.

Date:	February 7, 2024	By:	/s/ Craig Parker
Name: Craig Parker Title: President, Chief Executive Officer and Director